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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                 SUBSIDIARY                       JURISDICTION            CURRENT NAMES UNDER WHICH DO BUSINESS
                 ----------                       ------------            -------------------------------------
A & E Architectural & Engineering Supply Company  Virginia                A & E Supply

American Reprographics Holdings, L.L.C.           California

American Reprographics Company, L.L.C.            California              Ford Graphics
                                                                          Graphic Reproductions
                                                                          Dietrich Post
                                                                          Brownie's Blueprint
                                                                          Color Expressions
                                                                          Blair Graphics
                                                                          San Jose Blue
                                                                          LDO
                                                                          Mercury
                                                                          Minnesota Blueprint
                                                                          Stockton Blueprint
                                                                          E-Pavillion
                                                                          Crest Graphics
                                                                          Veenstra
                                                                          Entire Reproductions
                                                                          Mossner
                                                                          Academy Blue
                                                                          Copy Spot
                                                                          Best Digital
                                                                          Walker Repro
                                                                          Skokie Valley Repro
                                                                          Consolidated Repro
American Reprographics Midco, L.L.C.              California

ARC Acquisition Corporation                       California              Planwell

Argo-ICC Reprographics Ltd.                       Ontario, Canada         ICC Repro
                                                                          Argo Graph

Blue Print Service Company, Inc.                  California              BPS
                                                                          NorthBay Copy
                                                                          Sharprint

BPI Repro, LLC                                    California              B & B Blueprint
                                                                          BP Repro
                                                                          Action Reprographics
                                                                          Barry Blueprint
                                                                          Circle Blueprint

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
                                                                          Independent Printing
                                                                          Reprographics Plus

Commercial Graphics Corporation                   California              Commercial Graphics
                                                                          Glendale Blue

Dunn Blue Print Company                           Michigan                Dunn Blueprint

E.Pavilion, L.L.C. [owns a 60% interest]          California

Engineering Repro Systems, Inc.                   Minnesota               Engineering Repro
                                                                          GMB Engineering

Ford S.F., L.L.C.                                 California

Franklin Graphics Corporation                     Michigan                Repro Technologies
                                                                          Reprographics Technologies
                                                                          RTI
                                                                          Michigan Franklin Graphics
                                                                          Corporation

Inprint Corporation                               California              InPrint Corporation

Leet-Melbrook, Inc.                               Maryland                Leet-Melbrook

Licensing Services International, LLC             California

Mirror Plus Technologies, Inc.                    California              Mirror Plus

OCB, LLC                                          California              OCB
                                                                          California Graphics
                                                                          Tiger Reprographics
                                                                          Fullerton Blueprint
                                                                          H & L Hendry
                                                                          Universal South

Olympic Blueprint Co., Inc.                       Washington              Olympic Reprographics
                                                                          MSI

Peninsula Blueprint, Inc.                         California              Peninsula Blueprint

Planwell, LLC                                     California

Quality Reprographic Services, Inc.               Georgia                 QRS

Reprographics Northwest, LLC                      California              Kestral
                                                                          Repro Northwest
                                                                          Tacoma Reprographics
                                                                          Superior
                                                                          ARC Reprographics
                                                                          Northwest, LLC

Rhode Island Blueprint Co.                        Rhode Island            Rhode Island Blue

Ridgway's GP, LLC                                 Delaware

Ridgway's LP, LLC                                 Delaware

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

Ridgway's, Ltd.                                   Texas                   Ridgway's - Nevada
                                                                          Ridgway's
                                                                          Campbell (Airways)
                                                                          Orlando Repro
                                                                          Irving Blueprint
                                                                          Ridgway's dba City Digital
                                                                          Ridgway's dba Strato Graphix
                                                                          Ridgway's, Ltd. L.P.
                                                                          Pennsylvania Ridgway's, Ltd.
                                                                          Ridgway's, Inc.
                                                                          Philadelphia Ridgway's, Inc.
                                                                          Orlando Reprographics

The PEiR Group, LLC                               California

The PEiR Group International, LLC                 California

Tampa Reprographics & Supply Company              Florida                 Tampa Reprographics

West Side Reprographics, Inc.                     Michigan                Westside Reprographics

Wilco Reprographics, Inc.                         Delaware

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